Exhibit 10.6

Deed of Acknowledgement relating to Intellectual Property

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

Date:  September 3, 2009

PARTIES

Between

Cullen Investments Limited, a company incorporated in New Zealand with registered company number 663610 and its wholly owned subsidiary Cullen Inc Holdings Limited, a company incorporated in New Zealand with registered company number 967310 (together, Cullen).

Cullen Agricultural Technologies, Inc (CAT), a company incorporated in Georgia, United States of America with control number 09039534.

Natural Dairy, Inc (NDI), a company incorporated in Georgia, United States of America with control number 09039543.

Hart Acquisitions, LLC (Hart), a company incorporated in Georgia, United States of America with control number 07048137.

Richard Hart Watson (Watson), an individual of Georgia, United States of America being the sole member of Hart and, at or about the date of this Deed, an employee of NDI having previously been an employee of Cullen.

BACKGROUND

A	Watson, Hart and Cullen have together been collectively involved in the procurement, development, ownership and use of the Intellectual Property.

B
Watson, Hart and Cullen have agreed to enter into this Deed to acknowledge assignments and transfers of the Intellectual Property completed as between any of them thereby establishing Cullen as the current owner of the Intellectual Property.

C	Cullen, CAT and NDI have agreed to enter into this Deed to acknowledge a future assignment and transfer of ownership from Cullen to CAT for the benefit also of NDI with effect from the Effective Date.

BY THIS DEED THE PARTIES AGREE AS FOLLOWS:

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

1	DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS

In this Deed, unless the context otherwise requires:

Business means the business operations to which the Intellectual Property is applied or is otherwise deployed at from time to time.

Effective Date means the date the signed merger agreement with Triplecrown Acquisition Corp pertaining to CAT and NDI is consummated, provided that unless otherwise extended by the parties to that merger agreement, that date can be no later than October 22, 2009.

Intellectual Property means all intellectual property (whether registered or unregistered) that subsists in the constituent components of the proprietary farming system (including forage growth and yields, animal genetics and milking systems) that has been developed by adapting established grazing science, processes, technology and genetics to liquid milk production in the South East of the United States of America, held by or licensed to Cullen immediately prior to the Effective Date.  This includes (to the extent that the same may exist) all inventions (whether patented, patentable or not), know how, methodology, trade secrets, techniques, trademarks (whether registered or not) and associated goodwill, and copyrights (whether registered or not), together with the domain names www.cullenagritech.com and www.naturaldairy.com, but does not include any information which is part of the public domain or where use by Cullen unknowingly amounts to an infringement of the rights, title or interest of a third party.

1.2	INTERPRETATION

In the interpretation of this Deed, unless the context otherwise requires:

(a)	references to the parties include their respective executors, administrators, successors and permitted assigns;

(b)	words in the singular shall include the plural and vice versa;

(c)	use of the word “includes” or “including” in any form is not a word of limitation; and

(d)	headings have been inserted for convenience only and shall not affect the construction of this Deed.

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

2	OWNERSHIP AND TRANSFERABILITY OF INTELLECTUAL PROPERTY

2.1
At the date of this Deed, Cullen is the absolute owner of the Intellectual Property and holds all rights, title and interest in the Intellectual Property free and clear of any security interests or claims of any other person in accordance with the terms and conditions of this Deed.  That ownership has arisen from assignments and transfers to Cullen by and on account of each of Hart and Watson, and otherwise upon procurement and development initiatives undertaken by Cullen and its representatives (including research and development activities).  For the purposes of completeness, if settlement of such assignments and transfers has not previously settled for any reason whatsoever, those assignments and transfers are acknowledged as having settled by execution of this Deed.

2.2
Subject to the terms and conditions of this Deed, ownership of the Intellectual Property can be assigned and transferred absolutely in respect of all rights, title and interest free and clear of any security interests or claims of any other person.

3	COVENANTS

3.1	Each of Hart and Watson covenant with Cullen that:

(a)	they had at the time of the assignment and transfer to Cullen, the full power to assign and transfer the Intellectual Property to Cullen;

(b)	the assignment and transfer was taken by Cullen free and clear of any mortgages, pledges, liens, charges or other security interests or claims on interest of any other person; and

(c)
they will upon request before the Effective Date, promptly and without additional compensation but at Cullen’s expense for costs necessarily incurred do all acts and things necessary, including the execution of all such documents and the giving of all such notices, as may be required by Cullen to give effect to the assignment and transfer of Intellectual Property acknowledged by this Deed, and hereby irrevocably appoints Cullen to be its or his attorney in fact in the name of and on behalf of him or it to execute all such instruments and do all such things for the purposes of assuring to Cullen (or its nominee) the full benefit of its rights under this paragraph.  For the avoidance of doubt, the appointment made under this paragraph does not extend to provide for the incurrence of a liability to meet any cost.

3.2	Subject to the terms and conditions of this Deed, Cullen covenants with CAT that:

(a)	it has the full power to assign and transfer the Intellectual Property to CAT at the Effective Date; and

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

(b)	such assignment and transfer can be taken by CAT free and clear of any mortgages, pledges, liens, charges or other security interests or claims on interest of any other person.

3.3
Cullen covenants with CAT that with effect from the Effective Date, it will promptly and without additional compensation but at CAT’s expense for costs necessarily incurred do all acts and things necessary, including the execution of all such documents and the giving of all such notices, as may be required by CAT to give effect to the assignment and transfer of Intellectual Property by Cullen contemplated by this Deed, and hereby irrevocably appoints CAT to be its or his attorney in fact in the name of and on behalf of him or it to execute all such instruments and do all such things for the purposes of assuring to CAT (or its nominee) the full benefit of its rights under this paragraph.  For the avoidance of doubt, the appointment made under this paragraph does not extend to provide for the incurrence of a liability to meet any cost.

4	USE OF INTELLECTUAL PROPERTY

4.1
The parties acknowledge that Hart currently conducts business activities amounting to the operation of dairy farms owned and/or managed by Hart where such activities may involve the deployment of the Intellectual Property.  Each of Watson, Hart and CAT agree that should Hart desire to continue to deploy the Intellectual Property from the Effective Date, it will require the express written consent of CAT.  CAT and Hart shall engage in good faith discussions to achieve the provision and receipt of that consent effective from the Effective Date on terms as agreed between CAT and Hart.  Those terms will be no more or less favourable than the terms offered by CAT to any third party under clause 4.2.

4.2
From the Effective Date, CAT shall be unreservedly free to grant rights of use to third parties selected by CAT and upon terms agreed between CAT and such third party without recourse to Cullen, Hart or Watson.  This clause 4.2 is subject to clause 4.1.

5	ASSIGNMENT AND TRANSFER OF INTELLECTUAL PROPERTY AT THE EFFECTIVE DATE

5.1
Cullen agrees that upon the Effective Date and subject to clauses 5.2 and 6.2, the assignment and transfer of the Intellectual Property to CAT contemplated by this Deed shall automatically be effected without any requirement for future action as between Cullen and CAT or any other person.

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

5.2
For the avoidance of doubt, the Effective Date is a condition precedent to the assignment and transfer contemplated by clause 5.1 and comprises conditionality.  In the absence of the Effective Date, Cullen shall retain ownership of the Intellectual Property without obligation to CAT or any other person and the terms and conditions of this Deed shall survive except any provision pertaining or otherwise applying to the assignment and transfer contemplated by clause 5.1 which shall automatically be deleted from this Deed.

6	REPRESENTATIONS AND WARRANTIES

6.1
Hart and Watson each represent and warrant that no amount of consideration is outstanding in respect of the assignment and transfer of Intellectual Property from either of them to Cullen.  Good and valuable consideration was provided (the receipt and sufficiency of which are hereby acknowledged by Cullen) and accordingly, no amount of consideration remains due or payable.  In this clause 6.1, the rights preserved by clause 4.1 form part of the consideration provided to and received by Hart and Watson.

6.2
Cullen represents and warrants that an assignment and transfer of the Intellectual Property to CAT as contemplated by clause 5.1 shall require the contemporaneous payment by CAT to Cullen of an amount of US$10.  That payment shall in the circumstances when taken together with other consideration passing between the parties, constitute good and valuable consideration for that assignment and transfer.

6.3
Despite each of Cullen, Hart and Watson concluding that the ownership and transferability provisions of this Deed relevant to the Intellectual Property are accurately stated having each conducted good faith assessments involving the exercise of reasonable judgement, no party makes any representation or warranty to any person that the Intellectual Property is registered or capable of registration or that its use will not infringe existing intellectual property rights of others.  Conversely, it is possible that third parties may infringe the Intellectual Property and there can be no guarantee that attempts to protect the Intellectual Property initiated against those third parties will be successful.  This clause 6.3 is necessary because of the rapid rate of technological advances in the agricultural science industry and the prevalence of unregistered rights to intellectual property much of which is in the public domain in one form or another.

6.4
Each of Cullen, Hart and Watson represent and warrant to each of CAT and NDI, that from the Effective Date they will not retain Intellectual Property contemplated to be assigned and transferred to CAT upon the Effective Date except as provided for herein.

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

6.5
Subject to clause 4.1 as it applies to Hart, each of Cullen, Hart and Watson represent and warrant to each of CAT and NDI, that for a period of three years from the Effective Date they will not by themselves or in partnership with any other person seek to operate a business that competes in any substantive way with the principal business objectives of CAT in any cities, countries or states of the United States of America and all other countries in which CAT is conducting business at the time in question (whether or not it has an actual physical presence in such location).

6.6	The parties consider the agreements and restraints in this clause 6 to be fair and reasonable in all the circumstances, and reasonably required as between the parties.

6.7	Cullen represents and warrants to CAT that:

(a)
until the Effective Date, it shall not transfer ownership of the Intellectual Property to any party other than CAT, or otherwise encumber the Intellectual Property by procuring any other person to hold any right, title or interest in the Intellectual Property whatsoever;

(b)
until the Effective Date, it shall not grant rights of use to any person other than those persons already holding rights of use or where discussions regarding such rights are in progress, thereby preserving as much as possible the commercial value of the Intellectual Property for the benefit of CAT; and

(c)
pursuant to clause 5, at the Effective Date, it shall be deemed to have assigned and transferred the Intellectual Property to CAT absolutely in respect of all of its right, title and interest, free and clear of any security interests or claims by or on account of Cullen.

7	FURTHER ASSURANCES

Subject to any limitations stated herein which shall prevail, each party is, at its own expense and at the request of any other party and without additional compensation, to execute and deliver or cause its successors and permitted assigns to do all things as may be reasonably requested by that other party to obtain the full benefit of this Deed according to its true intent.  This obligation continues after the Effective Date.

8	CONFIDENTIALITY

8.1	No party may reveal any information concerning this Deed or its subject matter to any third party other than:

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

(a)	in good faith and in proper furtherance of the objects of this Deed;

(b)	as required by law or relevant stock exchange listing rules; or

(c)	to its professional advisors.

9	SEVERABILITY

9.1
If any part of this Deed is held by any court or administrative or regulatory body of competent jurisdiction to be illegal, void or unenforceable, such determination shall not impair the enforceability of the remaining parts of this Deed which shall remain in full force.

10	AMENDMENTS TO THIS DEED

An amendment to this Deed will only be effective if it is in writing and signed by each party.

11	COSTS

Each party is to pay its own costs (including legal expenses) in entering into and implementing this Deed.

12	COUNTERPARTS

This Deed may be executed in any number of counterparts (including facsimile counterparts), each of which when so executed and delivered shall be deemed to be an original.  All executed counterparts will be taken together to constitute the same instrument.

13	GOVERNING LAW AND JURISDICTION

This Deed is deemed to have been made in the State of New York of the United States of America and the parties hereto agree that this Deed shall be construed and enforced in accordance with and governed by the laws of the State of New York of the United States of America, without reference to conflict of law principles. The parties agree and consent to be subject to the jurisdiction of the United States District Court for the Southern District of New York and in the absence of such Federal Jurisdiction, the parties consent to be subject to the jurisdiction of the courts of the State of New York.  The parties agree that venue for any claims regarding this Deed is proper in the Southern District of New York. The parties further agree to accept service by registered mail of any process relating to any claims brought with regard to this Deed and hereby waive the right to contest the validity of such service.

DEED OF ACKNOWLEDGEMENT RELATING TO INTELLECTUAL PROPERTY

EXECUTED as a deed

Signed as a deed by
Cullen Investments Limited

/s/ Eric Watson
Director

/s/
Director

Signed as a deed by
Cullen Inc Holdings Limited

/s/ Eric Watson
Director

/s/
Director

Signed as a deed by
Cullen Agricultural Technologies, Inc

By: /s/ Eric Watson

Signed as a deed by
Natural Dairy, Inc.

By: /s/ Eric Watson

Signed as a deed by
Hart Acquisitions, LLC

/s/ Richard Hart Watson
Chief Executive Officer

Signed as a deed by
Richard Hart Watson

/s/ Richard Hart Watson

in the presence of:

/s/ Belinda Watson

Name: Belinda Watson

Occupation: Teacher

Address: 1035 Moores Grove Road

Winterville, Georgia 30683